SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2001
Date of Report (Date of earliest event reported)

NZ Corporation

(Exact name of registrant as specified in its charter)

Arizona	0-497	43-0433090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North 44th Street, Suite 420

Phoenix, Arizona		85008

(Address of principal executive offices)		(Zip Code)

(602) 952-8836

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Explanatory Note

     As previously disclosed in the Registrant's current report on Form 8-K dated July 11, 2001 (the "Original Filing"), on July 9, 2001, the Registrant entered into an Agreement and Plan of Merger with Lipid Sciences, Inc., a Delaware corporation, whereby Lipid Sciences, Inc. will be merged with and into the Registrant.

     A Stock Purchase Agreement executed in connection with the merger was filed as Exhibit 99.1 to the Original Filing. Because several typographical errors (described below) were present in the copy of the Stock Purchase Agreement that accompanied the Original Filing, the Registrant is filing this amended report on Form 8-K which includes a corrected copy of the Stock Purchase Agreement.

     The typographical errors referred to in the preceding paragraph and the corresponding corrections include the following:

1.	Section 9(vi) of the Stock Purchase Agreement correctly reads as follows: "the provisions of Section 5.16 are modified;"

2.	Section 9(vii) of the Stock Purchase Agreement correctly reads as follows: "the provisions of Section 5.19 are modified;"

3.	Section 11(b) of the Stock Purchase Agreement correctly reads as follows:
"This Agreement shall be terminated if the Merger Agreement is terminated for any reason or the Merger is not consummated on or before November 30, 2001."

Except as otherwise listed above, the copy of the Stock Purchase Agreement that accompanied the Original Filing was accurate and correct.

Item 7.      Financial Statements and Exhibits.

Exhibits.

99.1	Stock Purchase Agreement, dated as of July 9, 2001, by and between Sun NZ, L.L.C. and Lipid Sciences, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NZ CORPORATION

Date: August 10, 2001

By : /s/ Jerome L. Joseph Jerome L. Joseph Treasurer, Secretary and Controller

Exhibit Index

99.1	Stock Purchase Agreement, dated as of July 9, 2001, by and between Sun NZ, L.L.C. and Lipid Sciences, Inc.